EXHIBIT 1(6)(b)

BYLAWS OF
PACIFIC LIFE INSURANCE COMPANY
AS ADOPTED ON AUGUST 27, 1997
(EFFECTIVE SEPTEMBER 1, 1997)

                               TABLE OF CONTENTS


                                                            Page
Article I.         OFFICES...............................    1
SECTION 1.         Principal Executive Office............    1
SECTION 2.         Other Offices.........................    1

Article II.        MEETINGS OF SHAREHOLDERS..............    1
SECTION 1.         Place of Meetings.....................    1
SECTION 2.         Annual Meetings.......................    1
SECTION 3.         Notice of Meetings....................    1
SECTION 4.         Special Meetings......................    2
SECTION 5.         Adjourned Meetings and Notice Thereof.    2
SECTION 6.         Consent to Shareholders' Meetings.....    2
SECTION 7.         Voting Rights; Cumulative Voting......    2
SECTION 8.         Quorum................................    2
SECTION 9.         Proxies...............................    2
SECTION 10.        Conduct of Meeting....................    3

Article III.       BOARD OF DIRECTORS....................    3
SECTION 1.         Powers................................    3
SECTION 2.         Number of Directors...................    4
SECTION 3.         Term of Office and Election...........    4
SECTION 4.         Resignation...........................    4
SECTION 5.         Vacancies.............................    4
SECTION 6.         Place of Meetings.....................    4
SECTION 7.         Regular Annual Meetings...............    5
SECTION 8.         Other Regular Meetings................    5
SECTION 9.         Special Meetings......................    5
SECTION 10.        Adjournment...........................    5
SECTION 11.        Entry of Notice.......................    5
SECTION 12.        Waiver of Notice......................    6
SECTION 13.        Quorum................................    6
SECTION 14.        Action by Telephonic Communications...    6
SECTION 15.        Action Without a Meeting..............    6
SECTION 16.        Fees and Compensation.................    6

Article IV.        OFFICERS..............................    7
SECTION 1.         Number and Qualifications.............    7
SECTION 2.         Election, Term of Office..............    7
SECTION 3.         Other Officers, etc...................    7
SECTION 4.         Removal...............................    7
SECTION 5.         Resignation...........................    7
SECTION 6.         Vacancies.............................    7
SECTION 7.         Chairman of the Board.................    7
SECTION 8.         President.............................    8
SECTION 9.         Vice Presidents.......................    8

                                       i

SECTION 10.        Secretary.............................    8
SECTION 11.        Treasurer.............................    8

Article V.         INSURANCE POLICIES, CONTRACTS, CHECKS,
                       DRAFTS,BANK ACCOUNTS, ETC.........    8
SECTION 1.         Insurance Policies, How Signed........    8
SECTION 2.         Checks, Drafts, etc...................    8
SECTION 3.         Contracts, etc., How Executed.........    8
SECTION 4.         Bank Accounts.........................    9

Article VI.        INVESTMENTS...........................    9
SECTION 1.         Investments in the Corporation's Name.    9

Article VII.       CERTIFICATES AND TRANSFER OF SHARES...    9
SECTION 1.         Certificates for Shares...............    9
SECTION 2.         Transfer on the Books.................    9
SECTION 3.         Lost or Destroyed Certificates........    9
SECTION 4.         Transfer Agents and Registrars........   10
SECTION 5.         Closing Stock Transfer Books..........   10

Article VIII.      CORPORATE RECORDS, REPRESENTATION OF
                       SHARES OF OTHER CORPORATIONS......   10
SECTION 1.         Inspection of Bylaws..................   10
SECTION 2.         Inspection of Corporate Records.......   10
SECTION 3.         Annual Reports........................   10
SECTION 4.         Representation of Shares of
                       Other Corporations................   10

Article IX.        AMENDMENTS............................   11
SECTION 1.         Amendment of Bylaws...................   11

Article X.         INDEMNIFICATION.......................   11
SECTION 1.         Liability of Directors................   11
SECTION 2.         Indemnification of Agents.............   11


                                     BYLAWS

                         FOR THE REGULATION, EXCEPT AS
                         OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION,

                                       OF

                         PACIFIC LIFE INSURANCE COMPANY


                                   Article I.

                                    OFFICES
                                    -------

     SECTION 1.  Principal Executive Office.  The principal executive office for
                 --------------------------
the transaction of business of the corporation is hereby fixed and located at 700 Newport Center Drive, City of Newport Beach, County of Orange, State of California.

     SECTION 2.  Other Offices.  Branch or subordinate offices may at any time
                 -------------
be established by the board of directors at any place or places where the corporation is qualified to do business.


                                  Article II.

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     SECTION 1.  Place of Meetings. All meetings of shareholders shall be held
                 -----------------
at either the principal executive office of the corporation or any other place within the State of California designated by the board of directors pursuant to authority hereinafter granted to said board.

     SECTION 2.  Annual Meetings.  The annual meetings of shareholders shall be
                 ---------------
held at such date and time as designated by the board of directors.

     SECTION 3.  Notice of Meetings.  Notice of all meetings of shareholders,
                 ------------------
whether annual or special, shall be given in writing to the shareholders entitled to vote. The notice shall be given by the secretary, assistant secretary, or other persons charged with that duty. If there is no such officer, or if he or she neglects or refuses this duty, notice may be given by any director. Notice of any meeting of shareholders shall be given to each shareholder entitled to notice not less than ten (10) nor more than sixty (60) days before a meeting. Notice of any meeting of shareholders shall specify the place, the day, and the hour of the meeting and the general nature of the business to be transacted. A notice may be given to a shareholder either personally, or by mail, or other means of written communication, charges prepaid, addressed to the shareholder at his or her address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.

     SECTION 4.  Special Meetings.  Special meetings of shareholders, for any
                 ----------------
purpose or purposes whatsoever, may be called at any time by the chief executive officer or by the board of directors or by shareholders holding ten percent (10%) or more of the voting power of the corporation. [Cal. Corp. Code (S)(S) 600, 601]/1/

     SECTION 5.  Adjourned Meetings and Notice Thereof.  Any shareholders'
                 -------------------------------------
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shareholders who are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

     When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     SECTION 6.  Consent to Shareholders' Meetings.  The transactions of any
                 ---------------------------------
meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such a meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporation records or made a part of the minutes of the meeting.

     Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

     SECTION 7.  Voting Rights; Cumulative Voting.  Only persons in whose names
                 --------------------------------
shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the board of directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

     Every shareholder entitled to vote shall be entitled to one vote for each of said shares and in any election of directors he or she shall have the right to cumulate his or her votes as provided in Section 708, of the Corporations Code of California.

     SECTION 8.  Quorum.  The presence in person or by proxy of the holders of a
                 ------
majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business.

     SECTION 9.  Proxies. Every shareholder entitled to vote or execute consents
                 -------
shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such shareholder or his or her duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force. Any proxy duly executed is not revoked, and continues in full force and effect, until an instrument revoking it, or a duly executed proxy bearing a later date, is filed with the secretary.


_______________
/1/ Citations are inserted for reference only, and do not constitute a part of the Bylaws.

     SECTION 10.  Conduct of Meeting.  The chairman of the board shall preside
                  ------------------
as chairman at all meetings of the shareholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman's rulings on procedural maters shall be conclusive and binding on all shareholders unless at the time of a ruling a request for a vote is made to the shareholders entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shareholders shall be conclusive and binding. Without limiting the generality of the foregoing, the chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.


                                  Article III.

                               BOARD OF DIRECTORS
                               ------------------

     SECTION 1.  Powers.  Subject to limitations of the articles of
                 ------
incorporation and of these bylaws, and of any statutory provisions as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by or under the direction of, the board of directors. [Corp. Code (S) 300] Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:

       First.  Corporate Business.  To delegate the management of the day-to-day
       -----   ------------------
     operation of the business and affairs of the corporation to persons, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board of directors.

       Second. Select and Remove Officers, Agents and Employees. To select and
       ------  ------------------------------------------------
     remove all officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the articles of incorporation or these bylaws, fix their compensation and require from them security for faithful service.

       Third. Appoint Committees. To appoint, by resolution adopted by a
       -----  ------------------
    majority of the authorized number of directors, one or more committees, each consisting of two or more directors, and to fix, by resolution or resolutions, the quorum for the transaction of business of committees, other than the executive committee, which may be less than a majority, but not less than one-third of the authorized number of committee members. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

       (a) The approval of any action for which shareholders' approval or approval of the outstanding shares is required by law.

       (b) The filing of vacancies on the board or in any committee.

       (c) The fixing of compensation of the directors for serving on the board or any committee.

       (d) The amendment or repeal of bylaws or the adoption of new bylaws.

       (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.

       (f) A dividend or other distribution to shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the board.

       (g) The appointment of other committees of the board or the members thereof.

       Fourth.  Incur Indebtedness.  To borrow money and incur indebtedness for
       ------   ------------------
     the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, pledges, hypothecations, or other evidences of debt and securities therefor.

     SECTION 2.  Number of Directors.  The number of directors of the
                 -------------------
corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board, but shall consist of not less than nine (9) nor more than seventeen (17) directors.

     SECTION 3.  Term of Office and Election.  At each annual meeting of
                 ---------------------------
shareholders, directors shall be elected to hold office until the next annual meeting. All directors shall hold office for the term for which they are elected and until their respective successors are elected and qualified, except that each director who attains retirement age, as determined by the board of directors, during the term for which elected shall hold office only until the next annual meeting of shareholders following attainment of retirement age at which time a person may be elected as director to complete the unexpired term of office, if any, for which the director attaining retirement age had been elected.

     SECTION 4.  Resignation.  Any director may resign at any time by giving
                 -----------
written notice to the board of directors or to the chairman of the board, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.  Vacancies.  If any vacancies occur in the board of directors by
                 ---------
reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. [Cal. Corp. Code (S) 305]

     SECTION 6.  Place of Meetings.  Regular meetings of the board of directors
                 -----------------
shall be held at any place within or without the State of California which has been designated from time to time by resolution of the board of directors. In the absence of such designation, regular meetings, other than the annual meeting, shall be held at the principal executive office of the corporation, unless not less than ten (10) days prior to said meeting a written notice designating another location is mailed to each director at the address as shown upon the records of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office of the corporation.

     SECTION 7.  Regular Annual Meetings.  Unless otherwise provided by
                 -----------------------
resolution of the board of directors, immediately following each annual meeting of shareholders, the board of directors shall hold a regular annual meeting for the purpose of organization, election of officers, and the transaction of other business. The regular annual meeting shall be held at the principal executive office of the corporation or at such other place as designated by resolution of the board. Notice of such meeting is hereby dispensed with.

     SECTION 8.  Other Regular Meetings.  Other regular meetings of the board of
                 ----------------------
directors shall be held without call, on such dates and at such times as may be fixed by the board. Call and notice of all regular meetings of the board of directors are hereby dispensed with.

     SECTION 9.  Special Meetings.  Special meetings of the board of directors
                 ----------------
for any purpose or purposes shall be called at any time by the chief executive officer or, if he or she is absent or unable or refuses to act, by any three (3) directors.

     Special meetings of the board shall be held upon six days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. [Cal. Corp. Code (S) 307]

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person given the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person given the notice has reason to believe will promptly communicate it to the recipient. [Cal. Corp. Code (S) 307]

     SECTION 10.  Adjournment. A majority of the directors present, whether or
                  -----------
not a quorum is present, may adjourn any directors meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     SECTION 11.  Entry of Notice.  Whenever any director has been absent from
                  ---------------
any special meeting of the board of directors, an entry in the minutes to the effect that notice has been duly given shall be prima facie evidence that due notice of such special meeting was given to such director as required by law and these bylaws.

     SECTION 12.  Waiver of Notice.  The transactions of any meeting of the
                  ----------------
board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 13.  Quorum.  A majority of the total number of directors then in
                  ------
office constitutes a quorum of the board for the transaction of business, except to adjourn, as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as an act of the board, unless a greater number be required by law or by the articles of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     SECTION 14.  Action by Telephonic Communications. Members of the board may
                  -----------------------------------
participate in a meeting through use of conference telephone or similar communications equipment, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting if all of the following apply:

       (a) Each member participating in the meeting can communicate with all of the other members concurrently.

       (b) Each member is provided the means of participating in all matters before the board, including the capacity to propose, or to interpose an objection, to a specific action to be taken by the corporation.

       (c) The corporation adopts and implements some means of verifying both of the following:

           (i) A person communicating by telephone, electronic video screen, or other communications equipment is a director entitled to participate in the board meeting; and

           (ii) All statements, questions, actions, or votes were made by that director and not by another person not permitted to participate as a director.

     SECTION 15.  Action Without a Meeting.  Any action required or permitted to
                  ------------------------
be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action.
Such consent or consents shall have the same effect as a unanimous vote of the board and shall be filed with the minutes of the proceedings of the board.

     SECTION 16.  Fees and Compensation.  Directors and members of committees
                  ---------------------
may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the board. Directors who are salaried officers of the corporation shall not receive additional fees or compensation for their services as directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                                  Article IV.

                                    OFFICERS
                                    --------

     SECTION 1.  Number and Qualifications.  The officers of the corporation
                 -------------------------
shall be a chairman of the board, a president, a secretary, a treasurer, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV. One person may hold one or more offices and perform the duties thereof. The president or chairman of the board shall be designated by the board as the chief executive officer of the corporation, and one officer shall be designated by the board as the chief financial officer of the corporation. [Cal. Corp. Code (S) 312(a)]

     SECTION 2.  Election, Term of Office.  Each officer, except such officers
                 ------------------------
as may be appointed in accordance with the provisions of Section 3 of this
Article IV, shall be chosen annually by and serve at the pleasure of the board of directors and shall hold their respective office until their resignation, removal or other disqualification from service or until their successor shall have been duly chosen and qualified. [Cal. Corp. Code (S) 312(b)]

     SECTION 3.  Other Officers, etc.  The board of directors may elect, and may
                 -------------------
empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board may from time to time determine. [Cal. Corp. Code (S) 312(b)]

     SECTION 4.  Removal.  Any officer chosen under Section 2 of this Article IV
                 -------
may be removed, either with or without cause, by a majority vote of the directors present at any regular meeting of the board of directors. Any officer, except an officer chosen by the board of directors pursuant to Section 2 of this Article IV, may also be removed at any time, with or without cause, by the chief executive officer, if such powers of removal have been conferred by the board of directors.

     SECTION 5.  Resignation.  Any officer may resign at any time by giving
                 -----------
written notice to the board of directors or to the chairman of the board or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6.  Vacancies.  A vacancy in any office because of death,
                 ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

     SECTION 7.  Chairman of the Board.  The chairman of the board shall, if
                 ---------------------
present, preside at all meetings of the board and exercise and perform such other powers and duties as may be from time to time assigned by the board.

     SECTION 8.  President.  The president shall have such powers and duties as
                 ---------
may be prescribed from time to time by the board of directors, the chairman of the board, or elsewhere in these bylaws. In the absence or disability of the chairman of the board, he or she shall exercise the powers and perform the duties of the chairman of the board.

     SECTION 9.  Vice Presidents.  Vice presidents shall have such powers and
                 ---------------
perform such duties as may be prescribed from time to time by the chief executive officer, the board of directors, or elsewhere in these bylaws.

     SECTION 10.  Secretary.  The secretary shall keep, or cause to be kept, a
                  ---------
book of minutes at the principal executive office, or such other place as the board of directors may order, of all meetings of the directors, committees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shareholders present or represented at shareholders' meetings and the proceedings thereof.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board.

     SECTION 11.  Treasurer.  The treasurer shall have custody of all the funds,
                  ---------
securities and other valuables of the corporation which may have or shall come into his or her hands. He or she shall have such powers and perform such duties as may be prescribed by the chief executive officer, the board of directors or elsewhere in these bylaws.


                                   Article V.

                     INSURANCE POLICIES, CONTRACTS, CHECKS,
                          DRAFTS, BANK ACCOUNTS, ETC.
                          ---------------------------

     SECTION 1.   Insurance Policies, How Signed.  All policies issued by this
                  ------------------------------
corporation shall be signed by the chairman or president and countersigned by the secretary, both either personally or by facsimile.

     SECTION 2.  Checks, Drafts, etc.  All checks, drafts or other orders for
                 -------------------
payment of money, notes or other evidences of indebtedness, except as in these bylaws otherwise provided, issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors or by resolution of a committee thereof, if the board of directors delegate such authority to it.

     SECTION 3.  Contracts, etc., How Executed.  The board of directors, or a
                 -----------------------------
committee thereof if such authority is delegated to it by the board of directors, except as by law or in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to special instances; and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     SECTION 4.  Bank Accounts.  All funds of the corporation not otherwise
                 -------------
employed shall be deposited from time to time to the credit of the corporation, and in its name, in such banks, trust companies, or other depositories as the board of directors may select or as may be selected by any committee, officer or officers, agent or agents of the corporation to whom such powers may from time to time be delegated by the board of directors; and for the purpose of such deposits the chairman of the board, the president, any vice president, the secretary, the treasurer, or any other officer or agent or employee of the corporation to whom such power may be delegated by the board of directors or by a committee thereof, if such authority be delegated to it by the board of directors, may endorse, assign and deliver checks, drafts and other orders for the payments of monies which are payable to the order of the corporation.

                                  Article VI.

                                  INVESTMENTS
                                  -----------

     SECTION 1.  Investments in the Corporation's Name.  All investments of the
                 -------------------------------------
corporation shall be made in the name of Pacific Life Insurance Company or its nominee.


                                  Article VII.

                      CERTIFICATES AND TRANSFER OF SHARES
                      -----------------------------------

     SECTION 1.  Certificates for Shares.  Certificates for shares shall be of
                 -----------------------
such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Every certificate for shares must be signed in the name of the corporation by the chairman, and the secretary or an assistant secretary or must be authenticated by facsimiles of the signatures of the chairman and secretary or by a facsimile of the signature of its chairman and the written signature of its secretary or an assistant secretary.

     SECTION 2.  Transfer on the Books.  Upon surrender to the secretary or
                 ---------------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3.  Lost or Destroyed Certificates.  Any person claiming a
                 ------------------------------
certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such a manner as the board of directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form, in such amount and with one or more sureties satisfactory to the board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     SECTION 4.  Transfer Agents and Registrars.  The board of directors may
                 ------------------------------
appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

     SECTION 5.  Closing Stock Transfer Books.  The board of directors may close
                 ----------------------------
the transfer books in their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.


                                 Article VIII.

                      CORPORATE RECORDS, REPRESENTATION OF
                          SHARES OF OTHER CORPORATIONS
                          ----------------------------

     SECTION 1.  Inspection of Bylaws.  The corporation shall keep in its
                 --------------------
principal executive office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     SECTION 2.  Inspection of Corporate Records.  (a)  The accounting books and
                 -------------------------------
records and minutes of proceedings of the shareholders and the board and committees of the board of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such shareholder's interests. The right of inspection created by this subsection shall extend to the records of each subsidiary of the corporation keeping any such records in California or having its principal executive office in California. [See Cal. Corp. Code (S) 1601]
              ---

     (b) Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. [See Cal.
                                                                    ---
Corp. Code (S) 1601]

     (c) Demand of inspection shall be made in writing upon the chief executive officer, secretary or assistant secretary of the corporation. [Cal. Corp. Code
(S) 1601]

     SECTION 3.  Annual Reports.  The making of annual reports to shareholders
                 --------------
is hereby waived.

     SECTION 4.  Representation of Shares of Other Corporations.  The chief
                 ----------------------------------------------
executive officer or any other officer is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other evidence of ownership of any other business entities such as corporations, business trusts and partnerships standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all such evidences of ownership held by the corporation may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.


                                  Article IX.

                                   AMENDMENTS
                                   ----------

     SECTION 1.  Amendment of Bylaws.  A bylaw or bylaws may be adopted,
                 -------------------
amended, or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders. Subject to the rights of the shareholders as provided in this Section 1 of this Article IX, a bylaw or bylaws, other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended, or repealed by the board of directors. [Cal. Corp. Code (S) 211]


                                   Article X.

                                INDEMNIFICATION
                                ---------------

     SECTION 1.  Liability of Directors.  The liability of the directors of the
                 ----------------------
corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. [Cal. Corp. Code (S)(S) 204(a)(10), 309]

     SECTION 2.  Indemnification of Agents.  The corporation is authorized to
                 -------------------------
provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent possible under California Law, provided that any excess indemnification permitted by Section 317, involving a breach of duty to the corporation and its shareholders shall be subject to the limits of such excess indemnification set forth in Section 204 of the California Corporations Code and shall be paid only with such funds as may be distributed as dividends to shareholders under applicable law. [Cal. Corp. Code (S)(S) 204(a)(11), 317]